Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information (“Pro Forma Financial Information”) of Commercial Metals Company (“CMC” or the “Company”) was prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the acquisition of all the issued and outstanding equity securities of the entities that own Foley Products Company, LLC (“Foley” and such transaction, the “Foley Acquisition”) (as further described in Note 1), as well as the issuance of the related Senior Notes (as defined and further described in Note 1). The Foley Acquisition and the issuance of the Senior Notes are collectively referred to herein as the “Transactions.” The Pro Forma Financial Information includes adjustments (“Transaction Accounting Adjustments”) intended to illustrate the estimated pro forma effects of the Transactions.

The unaudited pro forma condensed combined balance sheet as of August 31, 2025 combines the historical consolidated balance sheet of CMC as of August 31, 2025 and the historical consolidated balance sheet of Foley as of September 30, 2025, giving effect to the Transactions, as if they had occurred on August 31, 2025.

The unaudited pro forma condensed combined statement of earnings for the year ended August 31, 2025 combines the historical consolidated statement of earnings of CMC for the year ended August 31, 2025 and the historical consolidated statement of earnings of Foley for the twelve months ended September 30, 2025, giving effect to the Transactions as if they had occurred on September 1, 2024. The historical consolidated statement of earnings for Foley for the twelve months ended September 30, 2025 was prepared by combining the historical consolidated statement of earnings for the nine months ended September 30, 2025 with the historical consolidated statement of earnings for the three-month period from October 1, 2024 to December 31, 2024 derived from Foley’s books and records (as presented in Note 3) giving effect to the Transactions as if they had occurred on September 1, 2024.

The Pro Forma Financial Information should be read in conjunction with the accompanying notes to Pro Forma Financial Information and the following:

•

the historical audited consolidated financial statements of CMC as of and for the year ended August 31, 2025, included in CMC’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on October 16, 2025;

•

the historical unaudited interim consolidated financial statements of Foley as of and for the nine months ended September 30, 2025 and September 30, 2024, included as Exhibit 99.2 to this Form 8-K; and

•	the historical audited consolidated financial statements of Foley as of and for the year ended December 31, 2024, included as Exhibit 99.1 to this Form 8-K.

The Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Transactions been consummated on the dates indicated or that the combined company may achieve in future periods. The Transaction Accounting Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein. Further, the Pro Forma Financial Information does not reflect any operating synergies, dis-synergies, or cost savings that may result from the Foley Acquisition.

All terms defined in this Exhibit 99.3 are used solely for the purposes of this Exhibit 99.3 and do not apply to any other sections of this Current Report on Form 8-K.

Amounts in the Pro Forma Financial Information below may not foot and cross foot due to immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of August 31, 2025

(in thousands)

	CMC (Historical) As of August 31, 2025	Foley (Reclassified) (Note 2) As of September 30, 2025	Senior Notes Transaction Accounting Adjustments	Note Ref.	Foley Acquisition Transaction Accounting Adjustments	Note Ref.	Pro Forma Combined As of August 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,043,252	$74,250	$1,978,663	5(a)	$(1,933,931)	6(a)	$1,162,235
Accounts receivable, net of allowances for doubtful accounts	1,201,680	72,846	—		—		1,274,526
Inventories	934,310	36,254	—		—		970,564
Prepaid and other current assets	314,372	1,544	—		—		315,916
Assets held for sale	1,204	—	—		—		1,204

Total current assets	3,494,818	184,894	1,978,663		(1,933,931)		3,724,445
Property, plant and equipment, net	2,742,773	118,700	—		127,955	6(c)	2,989,428
Intangible assets, net	210,815	15,909	—		177,991	6(d)	404,715
Goodwill	386,846	7,125	—		1,300,036	6(e)	1,708,607
					14,600	6(f)
Other noncurrent assets	336,582	4,290	—		—		340,872

Total Assets	$7,171,834	$330,918	$1,978,663		$(313,349)		$9,168,067

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$358,373	$13,747	$—		$—		$372,120
Accrued contingent litigation-related loss	362,272	—	—		—		362,272
Other accrued expenses and payables	493,879	6,486	—		—		500,365
Current maturities of long-term debt and short-term borrowings	44,289	3,748	—		(3,700)	6(b)	44,337

Total current liabilities	1,258,813	23,981	—		(3,700)		1,279,094
Deferred income taxes	184,645	—	—		14,600	6(f)	199,245
Other noncurrent liabilities	225,044	3,907	—		—		228,951
Long-term debt	1,310,006	233,764	1,978,663	5(b)	(233,389)	6(b)	3,289,045

Total Liabilities	2,978,508	261,652	1,978,663		(222,489)		4,996,335
Stockholders’ equity:
Common stock	1,290	—	—		—		1,290
Additional paid-in-capital	406,916	5,965	—		(5,965)	6(g)	406,916
Accumulated other comprehensive loss	(25,251)	—	—		—		(25,251)
Retained earnings	4,507,114	63,301	—		(63,301)	6(g)	4,485,521
					(21,593)	6(a)
Less treasury stock	(697,003)	—	—		—		(697,003)

Stockholders’ equity	4,193,066	69,266	—		(90,860)		4,171,473
Stockholders’ equity attributable to non-controlling interests	260	—	—		—		260

Total Stockholders’ Equity	4,193,326	69,266	—		(90,860)		4,171,733

Total Liabilities and Stockholders’ Equity	$7,171,834	$330,918	$1,978,663		$(313,349)		$9,168,067

See the accompanying Notes to Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the year ended August 31, 2025

(in thousands, except share and per share amounts)

	CMC (Historical) For the year ended August 31, 2025	Foley (Combined and Reclassified) (Note 3) For the twelve months ended September 30, 2025	Senior Notes Transaction Accounting Adjustments	Note Ref.	Foley Acquisition Transaction Accounting Adjustments	Note Ref.	Pro Forma Combined For the year ended August 31, 2025
Net sales	$7,798,480	$428,897	$—		$—		$8,227,377
Cost and operating expenses:
Cost of goods sold	6,578,324	239,322	—		(936)	6(h)	6,865,010
					48,300	6(i)
Selling, general and administrative expenses	700,234	32,230	—		12,997	6(i)	767,054
					21,593	6(j)
Interest expense	45,498	25,913	119,900	5(c)	(25,913)	6(k)	165,398
Litigation expense	362,272	—	—		—		362,272
Asset impairments	4,607	—	—		—		4,607

Net costs and operating expenses	7,690,935	297,465	119,900		56,041		8,164,340

Earnings before income taxes	107,545	131,432	(119,900)		(56,041)		63,036
Income tax expense (benefit)	22,883	—	(29,375)	5(d)	(13,730)	6(l)	(20,222)

Net earnings	$84,662	$131,432	$(90,523)		$(42,311)		$83,260

Earnings per share:
Basic	$0.75						$0.74
Diluted	$0.74						$0.73
Average basic shares outstanding	112,994,381						112,994,381
Average diluted shares outstanding	114,086,750						114,086,750

See the accompanying Notes to Pro Forma Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, unless otherwise specified)

NOTE 1 – Description of Transactions and Basis of Presentation

Description of the Transactions

Foley Acquisition – On October 15, 2025 the Company entered into a Securities Purchase Agreement (the “Agreement”) to acquire all of the issued and outstanding equity securities of entities that own Foley for a cash purchase price of approximately $1.84 billion, subject to customary purchase price adjustments as described in the Agreement. The Foley Acquisition closed on December 15, 2025 and was funded from a portion of the proceeds of the issuance of the Senior Notes (as described below). Pursuant to the Agreement, the Company did not acquire Foley’s debt. Refer to Note 4 for details of the acquisition accounting treatment and preliminary purchase price allocation.

Senior Notes – On November 26, 2025, in connection with the Foley Acquisition, the Company issued $1.0 billion in aggregate principal amount of 5.750% senior notes due 2033 (the “2033 Senior Notes”) and $1.0 billion in aggregate principal amount of 6.000% senior notes due 2035 (the “2035 Senior Notes” and, together with the 2033 Senior Notes, the “Senior Notes”) with U.S. Bank, National Association, the trustee of the Senior Notes, acting as escrow agent (the “Escrow Agent”). The 2033 Senior Notes will mature on November 15, 2033 and the 2035 Senior Notes will mature on December 15, 2035.

The 2033 Senior Notes bear interest at a fixed rate of 5.750% per annum and the 2035 Senior Notes bear interest at a fixed rate of 6.000% per annum. Interest on the 2033 Senior Notes is payable semi-annually on May 15 and November 15 and interest on the 2035 Notes is payable semiannually on June 15 and December 15. The Senior Notes are general unsecured senior obligations and rank equally with all of the Company’s other unsecured and unsubordinated senior indebtedness. The Senior Notes are effectively subordinated to any of the Company’s secured debt to the extent of the assets securing such debt and are structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries, including trade payables. None of the Company’s subsidiaries guarantee the Senior Notes.

In connection with issuance of the Senior Notes, the Company incurred $21.3 million of debt issuance costs. The debt issuance costs have been capitalized and reflected in the unaudited pro forma condensed combined balance sheet within long-term debt. The debt issuance costs are amortized on a straight-line basis over the lives of the Senior Notes and reflected in the unaudited pro forma condensed combined statement of earnings within interest expense.

Basis of Presentation

The accompanying Pro Forma Financial Information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on August 31, 2025 and the unaudited pro forma condensed combined statement of earnings for the year ended August 31, 2025 gives effect to the Transactions as if they occurred on September 1, 2024.

The preparation of the Pro Forma Financial Information was based upon CMC’s fiscal year end, which ends on August 31. Foley’s fiscal year end is December 31. Given the difference between CMC’s year end and Foley’s year end is more than one quarter, the Company combined the historical consolidated statement of earnings for the fiscal year ended August 31, 2025 of CMC and the historical consolidated statement of earnings for the period October 1, 2024 to September 30, 2025 (i.e., the twelve months ended September 30, 2025) of Foley. The historical consolidated statement of earnings of Foley for the twelve months ended September 30, 2025 was prepared by combining Foley’s historical consolidated statement of earnings for the nine months ended September 30, 2025 with the statement of earnings for the three-month period from October 1, 2024 to December 31, 2024 derived from Foley’s books and records (as presented in Note 3). As such, Foley’s statement of earnings information for the twelve months ended September 30, 2025 is within one quarter of CMC’s statement of earnings information for the year ended August 31, 2025.

The accounting policies used in the preparation of the Pro Forma Financial Information are those set out in CMC’s audited financial statements included in the Annual Report on Form 10-K for the year ended August 31, 2025. Management performed a preliminary review of the accounting policies between CMC and Foley and is currently not aware of any material differences. Therefore, the Company has not made any adjustments to the Pro Forma Financial Information related to potential differences.

The Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Transactions been consummated on the dates indicated or that the combined company may achieve in future periods. The Transaction Accounting Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein. Further, the Pro Forma Financial Information does not reflect any operating synergies, dis-synergies, or cost savings that may result from the Foley Acquisition.

NOTE 2 – Foley Balance Sheet Reclassification Adjustments

Certain reclassifications are reflected to conform Foley’s presentation to CMC’s presentation in the unaudited pro forma condensed combined balance sheet.

The following table presents Foley’s unaudited reclassified balance sheet as of September 30, 2025:

	(Historical)			(Reclassified)
(in thousands)	As of September 30, 2025	Reclassifications	Note ref.	As of September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$74,250	$—		$74,250
Accounts receivable, net of allowances for doubtful accounts	72,846	—		72,846
Inventories	36,254	—		36,254
Prepaid and other current assets	1,519	25	(a)	1,544

Total current assets	184,869			184,894
Non-current assets:
Property, plant and equipment, net	118,700	—		118,700
Operating lease right-of-use assets, net	4,109	(4,109)	(b)	—
Goodwill	7,125	—		7,125
Intangible assets, net	15,909	—		15,909
Other noncurrent assets	181	4,109	(b)	4,290

Total noncurrent assets	146,024			146,024

Total assets	$330,893			$330,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,747	$—		$13,747
Other current liabilities	6,147	(6,147)	(a)	—
Operating lease liabilities, current	314	(314)	(a)	—
Finance lease liabilities, current	48	(48)	(c)	—
Current maturities of long-term debt	3,700	48	(c)	3,748
Other accrued expenses and payables	—	6,486	(a)	6,486

Total current liabilities	23,956			23,981
Non-current liabilities:
Operating lease liabilities, noncurrent	3,907	(3,907)	(d)	—
Finance lease liabilities, noncurrent	34	(34)	(e)	—
Other noncurrent liabilities	342	3,565	(d)(e)	3,907
Long-term debt	233,389	376	(e)	233,764

Total noncurrent liabilities	237,672			237,671

Total liabilities	261,628			261,652

STOCKHOLDERS’ EQUITY
Additional paid-in capital	—	5,965	(f)	5,965
Retained earnings	—	63,301	(f)	63,301

Total stockholders’ equity	69,265			69,266

Total liabilities and stockholders’ equity	$330,893			$330,918

(a)

Certain Prepaid and other current assets related to affiliate payables, Other current liabilities, and Operating lease liabilities current have been reclassified to Other accrued expenses and payables.

(b)	Operating lease right-of-use assets, net have been reclassified to Other noncurrent assets.
(c)	Finance lease liabilities, current have been reclassified to Current maturities of long-term debt.
(d)	Operating lease liabilities, noncurrent have been reclassified to Other noncurrent liabilities.
(e)	Finance lease liabilities, noncurrent and certain Other noncurrent liabilities have been reclassified to Long-term debt.
(f)	Reclassification of Total stockholders’ equity to Additional paid-in capital and Retained earnings.

NOTE 3 – Foley Statement of Earnings Combination and Reclassification Adjustments

The unaudited condensed combined statement of earnings information of Foley for the twelve months ended September 30, 2025 has been derived by combining Foley’s historical unaudited financial information as described in Note 1. Additionally, certain reclassifications are reflected to conform Foley’s presentation to CMC’s presentation in the unaudited pro forma condensed combined statement of earnings.

The following table presents Foley’s unaudited combined and reclassified statement of earnings for the twelve months ended September 30, 2025:

(in thousands)	(Historical) For the nine months ended September 30, 2025	(Historical) For the three months ended December 31, 2024	(Combined) For the twelve months ended September 30, 2025	Reclassifications	Note ref.	(Combined and Reclassified) For the twelve months ended September 30, 2025
Net sales	$327,035	$99,497	$426,532	$2,365	(a)(c)	$428,897
Cost of sales	184,504	54,940	239,444	(122)	(b)(c)	239,322

Gross profit on sales	142,531	44,557	187,088			189,575

Operating Expenses:
Selling, general and administrative expenses	23,509	7,176	30,685	1,545	(a)(b)(c)	32,230
Depreciation and amortization	1,596	532	2,128	(2,128)	(b)	—

Total operating expenses	25,105	7,708	32,813			32,230

Net operating income	117,426	36,849	154,275			157,345

Other income (loss):
Interest expense	17,395	6,446	23,841	2,072	(a)	25,913
Other income, net	289	709	998	(998)	(a)(b)	—

Total other loss	$(17,106)	$(5,737)	$(22,843)			$(25,913)

Net earnings	$100,320	$31,112	$131,432			$131,432

(a)

Rent and other miscellaneous income in Other income, miscellaneous income from Selling, general and administrative expenses related to the acquisition settlement, and Interest income have been reclassified to Net sales.

(b)	Depreciation and amortization, certain Other income, net and certain Cost of sales have been reclassified to Selling, general and administrative expenses.
(c)	Certain Net sales and certain Selling, general, and administrative expenses have been reclassified to Cost of sales.

NOTE 4 – Accounting Treatment and Preliminary Purchase Price Allocation

The Pro Forma Financial Information reflects the pro forma effect of the Foley Acquisition using the acquisition method of accounting pursuant to Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with the Company being the acquiring entity.

In accordance with ASC 805, we assign fair value to assets acquired and liabilities assumed using our best estimates and assumptions as of the Foley Acquisition date. The excess of the purchase price over the fair value of the net assets acquired is allocated to goodwill. The preliminary purchase price allocation is based on certain valuation techniques dependent on the asset class of the acquired assets and liabilities assumed including intangible assets, inventory, property, plant and equipment, and leases. The preliminary fair value of customer backlog and customer relationships were determined using the Multi Period Excess Earnings and With and Without Methods, while the trade names were determined using the Relief-from-Royalty Method. The estimated fair values are preliminary and subject to change upon finalization of the purchase price allocation. A final determination of the fair value of Foley’s assets and liabilities will be performed within one year of the acquisition date. As a result, the final purchase price allocation may be materially different than what is reflected in the preliminary purchase price allocation presented herein.

Preliminary Purchase Consideration

The Pro Forma Financial Information reflects the acquisition of Foley for cash consideration of approximately $1.84 billion. The estimated fair value of the consideration transferred on the closing date is the value of the cash consideration transferred to the sellers. As the Company did not pay any material sellers’ transaction costs, no amounts related to such have been reflected within the Pro Forma Financial Information.

Preliminary Purchase Price Allocation

The following table sets forth a preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed based on the acquisition date fair value. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of tangible and intangible assets acquired and liabilities assumed, which may be materially different than the value of assets acquired and liabilities assumed in the estimated pro forma adjustments. The pro forma adjustments are preliminary and based on estimates of fair values and have been prepared to illustrate the estimated effects of the acquisition.

(in thousands)	Fair Value
Total preliminary consideration	$1,847,454

Cash and cash equivalents	$9,368
Accounts receivable, net of allowances for doubtful accounts	72,846
Inventories	36,254
Prepaid and other current assets	1,544
Property, plant and equipment, net	246,655
Intangible assets, net	193,900
Other noncurrent assets	4,290

Total Assets	$564,857
Accounts payable	13,747
Current maturities of long-term debt	48
Other accrued expenses and payables	6,486
Other noncurrent liabilities	3,907
Long-term debt	376

Total Liabilities	$24,564

Net Assets Acquired	$540,294

Goodwill	$1,307,161

NOTE 5 – Senior Notes Transaction Accounting Adjustments

Unaudited pro forma condensed combined balance sheet

The Senior Notes Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(a)	Reflects the cash proceeds of the Senior Notes issuance of $2.0 billion, net of debt issuance costs of $21.3 million.

(b)	Reflects the increase in long-term debt of $2.0 billion, net of debt issuance costs of $21.3 million.

Unaudited pro forma condensed combined statement of earnings

The Senior Notes Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of earnings are as follows:

(c)	Reflects incremental interest expense of $117.5 million and amortization of debt issuance costs of $2.4 million associated with the Senior Notes.

(in thousands)	2033 Senior Notes	2035 Senior Notes	Senior Notes Transaction Accounting Adjustments
Annual interest expense
Principal amount	$1,000,000	$1,000,000
Interest rate	5.75%	6.00%

Annual interest	$57,500	$60,000	$117,500

Amortization of debt issuance costs
Debt issuance costs	$10,674	$10,663
Note term (years)	8	10

Annual amortization of debt issuance costs	$1,334	$1,066	$2,400

Total Senior Notes Transaction Accounting Adjustment			$119,900

(d)	Reflects the estimated income tax impact related to the Senior Notes Transaction Accounting Adjustments, which are based upon a blended statutory tax rate of approximately 24.5%.

NOTE 6 – Foley Acquisition Transaction Accounting Adjustments

Unaudited pro forma condensed combined balance sheet

The Foley Acquisition Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(a)

Reflects (1) the cash payment of approximately $1.84 billion related to the acquisition of Foley (2) the cash payment related transaction expenses of $21.6 million as described in Note 6(l) with a corresponding amount of $21.6 million reflected as a reduction of retained earnings and (3) the elimination of $64.9 million of cash not acquired.

(b)	Reflects the elimination of Foley’s historical portions of current and long-term debt as the Company did not acquire Foley’s debt.

(c)	Represents the preliminary fair value adjustment related to property, plant and equipment acquired.

(in thousands)	Useful life	Carrying Amount as of September 30, 2025	Fair Value	Transaction Accounting Adjustment
Land	N/A	$34,366	$58,275	$23,909
Land and leasehold improvements	11	6,173	7,513	1,340
Buildings	25	27,999	96,800	68,801
Equipment	11	38,427	77,354	38,927
Construction in progress	N/A	11,735	6,713	(5,022)

Totals		$118,700	$246,655	$127,955

(d)	Reflects the preliminary fair value adjustment related to identifiable intangible assets acquired.

(in thousands)	Useful life	Carrying Amount as of September 30, 2025	Fair Value	Transaction Accounting Adjustment
Customer backlog	1	$—	$48,300	$48,300
Customer relationships	10	12,803	140,000	127,197
Trade names	5	—	5,600	5,600
Other	—	3,106	—	(3,106)

Totals		$15,909	$193,900	$177,991

(e)	Represents the adjustment to goodwill based on the purchase price allocation.

(in thousands)	Amount
Goodwill resulting from the Foley Acquisition	$1,307,161
Less: Elimination of Foley’s historical goodwill	(7,125)

Pro forma adjustment	$1,300,036

(f)

Reflects the estimated net impact on deferred income taxes, assuming a blended statutory tax rate of 24.5%, related to the difference in book basis and tax basis as a result of fair value adjustments of inventory, property, plant and equipment, and intangible assets, and a corresponding adjustment to goodwill.

(g)	Reflects the elimination of Foley’s historical equity.

Unaudited pro forma condensed combined statement of earnings

The Foley Acquisition Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of earnings are as follows:

(h)

This represents a net decrease in depreciation expense of $0.9 million for the year ended August 31, 2025. The decrease is based on the preliminary step-up in the fair value of property, plant, and equipment and the related estimated useful lives assigned. Depreciation expense is calculated on a straight-line basis using the estimated fair values and remaining useful lives. For the year ended August 31, 2025, the entire $0.9 million transaction accounting adjustment is allocated to cost of sales.

(in thousands)	Useful life	Fair Value	Depreciation Expense Year ended August 31, 2025
Land	N/A	$58,275	$—
Land and leasehold improvements	11	7,513	683
Buildings	25	96,800	3,872
Equipment	11	77,354	7,032
Construction in progress	N/A	6,713	—

Total Property, plant and equipment and depreciation expense		$246,655	$11,587

Less: historical depreciation expense of Foley			(12,523)

Pro forma adjustment to depreciation expense			$(936)

(i)

This represents a net increase in amortization expense of $61.3 million for the year ended August 31, 2025 based on the acquisition fair values. Amortization expense is calculated on a straight-line basis using the estimated fair values and remaining useful lives. For the year ended August 31, 2025, $48.3 million of the transaction accounting adjustment is allocated to cost of sales and the remaining $13.0 million of the adjustment is allocated to selling, general and administrative expenses.

(in thousands)	Useful life	Fair Value	Amortization Expense Year ended August 31, 2025
Customer backlog	1	$48,300	$48,300
Customer relationships	10	140,000	14,000
Trade names	5	5,600	1,120

Total identifiable intangible assets and amortization expense		$193,900	$63,420

Less: historical amortization expense of Foley			(2,123)

Pro forma adjustment to amortization expense			$61,297

(j)

Reflects estimated non-recurring transaction-related expenses of $21.6 million incurred by CMC, including legal, accounting and regulatory fees directly associated with the Foley Acquisition. These non-recurring expenses are not anticipated to affect the unaudited pro forma condensed combined statement of earnings beyond twelve months after the closing date.

(k)	Reflects the elimination of Foley historical interest expense as the Company did not acquire Foley’s debt.

(l)

Reflects the estimated income tax impact related to the Foley Acquisition Transaction Accounting Adjustments. Tax-related adjustments are based upon a blended statutory tax rate of 24.5%. The applicable blended statutory tax rate is based on the jurisdictions in which the assets are located and are not necessarily indicative of the effective tax rate of CMC following the Foley Acquisition, which could be significantly different depending on post-acquisition activities, including the geographical mix of income.